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                                                                    EXHIBIT 22




                     STANDSTILL AGREEMENT AND MUTUAL RELEASE


                            dated as of June 27, 2003

                                  by and among

                             DANIEL B. FITZPATRICK,

                              QUALITY DINING, INC.,

                                    NBO, LLC,

                               JEROME L. SCHOSTAK,

                               DAVID W. SCHOSTAK,

                               ROBERT I. SCHOSTAK

                                       and

                                MARK S. SCHOSTAK




















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         This STANDSTILL AGREEMENT AND MUTUAL RELEASE (this "STANDSTILL
AGREEMENT") dated as of June 27, 2003 is made and entered into by and among DANIEL B. FITZPATRICK ("FITZPATRICK"), QUALITY DINING, INC., an Indiana corporation (the "COMPANY"), NBO, LLC, a Michigan limited liability company ("NBO"), JEROME L. SCHOSTAK, DAVID W. SCHOSTAK, ROBERT I. SCHOSTAK and MARK S. SCHOSTAK (collectively, the "SCHOSTAKS" and together with NBO the "STOCKHOLDERS").


                                    RECITALS

         A.       The Schostaks are the sole members of NBO.

         B. NBO beneficially owned 1,148,014 shares (the "SHARES") of common stock, no par value, of the Company (the "COMMON STOCK").

         C. Simultaneously herewith, Fitzpatrick and NBO have closed the purchase and sale of the Shares pursuant to a Stock Sale Agreement dated as of the date hereof (the "STOCK SALE AGREEMENT").

         D. As a result of the foregoing transactions pursuant to the Stock Sale Agreement, the Stockholders no longer beneficially own any shares of the Common Stock.

         E. Fitzpatrick, the Stockholders and the Company desire to establish in this Standstill Agreement certain restrictions concerning the future acquisition of securities of the Company by the Stockholders and any actions by the Stockholders relating to the Company and to exchange mutual releases.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH IN THIS STANDSTILL AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                                   DEFINITIONS

            1.01 Definitions. (a) Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Standstill Agreement:

            "BENEFICIALLY OWNS" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "EFFECTIVE TIME" means the date of this Agreement.

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                  "EQUITY SECURITIES" means Voting Securities, Convertible
Securities and Rights to Purchase Voting Securities.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "PERSON" means any individual, corporation, partnership, trust, limited liability company, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

                  "REPRESENTATIVES" of any Person means (where applicable) such Person's directors, officers, partners, members, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such Person.

                  "RESTRICTED GROUP" means (i) the Stockholders, (ii) any and all Persons directly or indirectly controlled by or under common control with any Stockholder, (iii) if any Stockholder is an individual, (a) any member of such Stockholder's family (including any spouse, parent, sibling, child, grandchild or other lineal descendant, including adoptive children), (b) the heirs, executors, personal representatives and administrators of any of the foregoing persons, (c) any trust established for the benefit of any of the foregoing persons and (d) any charitable foundations established by any of the foregoing persons, and (iv) any and all groups (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Stockholder or any Person directly or indirectly controlling, controlled by or under common control with such Stockholder is a member.

                  "TERMINATION DATE" means the date which is ten (10) years from the date hereof.

                  "VOTING SECURITIES" means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "CONVERTIBLE SECURITIES" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; and "RIGHTS TO PURCHASE VOTING SECURITIES" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities.

                  (b) In addition, the following terms are defined in the Sections set forth below:

         "BUSINESS COMBINATION"                            --    Section 2.02
         "COMMON STOCK"                                    --    Recital A
         "COMPANY"                                         --    Preamble
         "COMPANY AFFILIATES"                                    Section 2.05

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         "COMPANY RELEASED PARTIES"                              Section 2.05
         "COMPANY RELEASING PARTIES"                             Section 2.07
         "FITZPATRICK RELEASED PARTIES"                    --    Section 2.04
         "FITZPATRICK RELEASING PARTIES"                   --    Section 2.06
         "SCHOSTAKS"                                       --    Preamble
         "STOCK SALE AGREEMENT"                            --    Recital B
         "STOCKHOLDERS"                                    --    Preamble
         "STOCKHOLDER RELEASED PARTIES"                    --    Section 2.06
         "STOCKHOLDER RELEASING PARTIES"                   --    Section 2.04

         (c) Unless the context of this Standstill Agreement otherwise requires,
(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "HEREOF," "HEREIN," "HEREBY" and derivative or similar words refer to this entire Standstill Agreement; and (iv) the terms "ARTICLE" or "SECTION" refer to the specified Article or Section of this Standstill Agreement. Whenever this Standstill Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                   ARTICLE II

                         STANDSTILL AND MUTUAL RELEASES

                  2.01 Limitation on Acquisition of Equity Securities. The Stockholders covenant and agree with the Company that, from the Effective Time until the Termination Date, no member of the Restricted Group shall, directly or indirectly, purchase or acquire, or make any offer to or agree to purchase or acquire, beneficial ownership of any Equity Securities in the open market, in privately negotiated transactions or otherwise.

                  2.02 Standstill. The Stockholders covenant and agree with the Company that, from the Effective Time until the Termination Date, no member of the Restricted Group will, and they will not assist or encourage any other Person (including by providing financing) to, directly or indirectly, (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any substantial portion of the assets or any Equity Securities of the Company, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "BUSINESS COMBINATION"), (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1) or (2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. No

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member of the Restricted Group will request the Company or any of its
Representatives to amend or waive any provision of this paragraph (including this sentence) or Section 2.01 during such period. If at any time during such period a member of the Restricted Group is approached by any Person concerning its participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such member will promptly inform the Company of the nature of such contact and the parties thereto.

         2.03 Compensation. As compensation for the covenants of the Schostaks set forth in this Standstill Agreement, simultaneously with the execution hereof, Fitzpatrick has paid to each of the Schostaks the sum of One Hundred Thousand Dollars ($100,000.00) for an aggregate payment to the Schostaks of Four Hundred Thousand Dollars ($400,000.00).

         2.04 General Release by NBO and the Stockholders of Claims Against Fitzpatrick. NBO and the Stockholders, for themselves and all of their heirs, executors, administrators, legal representatives and assigns (collectively, "STOCKHOLDER RELEASING PARTIES"), for and in consideration of all of the terms of this Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby unconditionally and irrevocably REMISE, RELEASE, AND FOREVER DISCHARGE Fitzpatrick, his affiliates, and all of their respective past, present, and future directors, advisory board members, officers, shareholders, other security holders acting in their capacity as such, and all of their respective predecessors, successors and assigns, heirs, executors, administrators, and legal representatives and all other persons and entities who/that might be claimed to be jointly and/or severally liable with them (hereinafter collectively referred to as the "FITZPATRICK RELEASED PARTIES") of and from all claims, causes of action, suits, charges, debts, dues, sums of money, fees and costs (including, without limitation, attorneys' fees and costs), accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise, known or unknown, accrued or unaccrued, contingent or non-contingent, in equity or in law, which any Stockholder Releasing Party ever had, now has, or hereafter may have, by reason of any matter, cause or thing pertaining to the acquisition or ownership of the Common Stock, the acquisition or attempted acquisition of other securities of the Company, or the management and operation of the Company, except for any obligations or liabilities of the Fitzpatrick Released Parties under this Standstill Agreement or under the Stock Sale Agreement which shall not be affected by this release.

         2.05 General Release by NBO and the Stockholders of Claims Against Company. The Stockholder Releasing Parties, for and in consideration of all of the terms of this Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby (i) unconditionally and irrevocably REMISE, RELEASE, AND FOREVER DISCHARGE the Company and its subsidiaries and all of their respective predecessors, successors and assigns and legal representatives (hereinafter collectively referred to as the "COMPANY RELEASED PARTIES"); and (ii) conditionally REMISE, RELEASE, AND FOREVER DISCHARGE all of the Company's and its subsidiaries' respective past, present, and future directors, advisory board members, officers, shareholders, other security holders acting in their capacity as such, and all of their respective heirs, executors, administrators, and legal representatives and all other persons and entities who/that might be claimed to be jointly and/or

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severally liable with THEM (hereinafter collectively referred to as the "COMPANY
AFFILIATES"), in each case of and from all claims, causes of action, suits, charges, debts, dues, sums of money, fees and costs (including, without limitation, attorneys' fees and costs), accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise, known or unknown, accrued or unaccrued, contingent or non-contingent, in equity or in law, which any Stockholder Releasing Party ever had, now has, or hereafter may have, by reason of any matter, cause or thing pertaining to the acquisition or ownership of the Common Stock, the acquisition or attempted acquisition of other securities of the Company, or the management and operation of the Company, except for any obligations or liabilities of the Company Released Parties under this Standstill Agreement. The condition of the release of the Company Affiliates (which for purposes of this Section 2.05 does not include the Fitzpatrick Released Parties) is that if a Company Affiliate asserts any claim of the nature covered by the releases set forth in this Agreement against any Stockholder Releasing Parties, the foregoing release shall be automatically revoked and become null and void as to such Company Affiliate who or which asserts any such claim.


         2.06 General Release by Fitzpatrick of Claims. Fitzpatrick, for himself and all of his heirs, executors, administrators, legal representatives and assigns (collectively, "FITZPATRICK RELEASING PARTIES"), for and in consideration of all of the terms of this Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby unconditionally and irrevocably REMISE, RELEASE, AND FOREVER DISCHARGE NBO, the Stockholders, their parents, subsidiaries, and affiliates, and all of their respective past, present, and future directors, advisory board members, officers, shareholders, other security holders acting in their capacity as such, and all of their respective predecessors, successors and assigns, heirs, executors, administrators, and legal representatives and all other persons and entities who/that might be claimed to be jointly and/or severally liable with them (hereinafter collectively referred to as the "STOCKHOLDER RELEASED PARTIES") of and from all claims, causes of action, suits, charges, debts, dues, sums of money, fees and costs (including, without limitation, attorneys' fees and costs), accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise, known or unknown, accrued or unaccrued, contingent or non-contingent, in equity or in law, which any Fitzpatrick Releasing Party ever had, now has, or hereafter may have, by reason of any matter, cause or thing pertaining to the acquisition or ownership of the Common Stock, the acquisition or attempted acquisition of other securities of the Company, or the management and operation of the Company, except for any obligations or liabilities of the Stockholder Released Parties under this Standstill Agreement or under the Stock Sale Agreement which shall not be affected by this release.

         2.07 General Release by the Company of Claims. The Company, for itself and all of its subsidiaries, and all of their respective predecessors, successors and assigns, (collectively, "COMPANY RELEASING PARTIES"), for and in consideration of all of the terms of this Standstill Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby unconditionally and irrevocably REMISE, RELEASE, AND FOREVER DISCHARGE the Stockholder Released Parties of and from all claims, causes of

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action, suits, charges, debts, dues, sums of money, fees and costs (including, without limitation, attorneys' fees and costs), accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise, known or unknown, accrued or unaccrued, contingent or non-contingent, in equity or in law, which any Company Releasing Party ever had, now has, or hereafter may have, by reason of any matter, cause or thing pertaining to the acquisition or ownership of the Common Stock, the acquisition or attempted acquisition of other securities of the Company, or the management and operation of the Company, except for any obligations or liabilities of the Stockholder Released Parties under this Standstill Agreement or under the Stock Sale Agreement which shall not be affected by this release.

         2.08 Indemnity. Each of the Schostaks, jointly and severally, agrees to indemnify Fitzpatrick and hold him harmless from any and all losses incurred by Fitzpatrick as a result of any breach by NBO of any of its representations, warranties, covenants and agreements contained in the Stock Sale Agreement.



                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NBO

                  NBO hereby represents and warrants to Fitzpatrick and the Company as follows:

                  3.01 Incorporation. NBO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan. NBO has the requisite power and authority to execute and deliver this Standstill Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  3.02 Authority. The execution and delivery by NBO of this Standstill Agreement, and the performance by NBO of its obligations hereunder, have been duly and validly authorized by NBO , no other action on the part of NBO or its members being necessary. This Standstill Agreement has been duly and validly executed and delivered by NBO and constitutes a legal, valid and binding obligation of NBO enforceable against NBO in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.03 No Conflicts. The execution and delivery by NBO of this Standstill Agreement do not, and the performance by NBO of its obligations under this Standstill Agreement and the consummation of the transactions contemplated hereby will not:

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                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the limited liability company agreement or other organizational documents or instruments of NBO;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to NBO or any of its properties or assets; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require NBO to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any contract, agreement, plan, permit or license to which NBO is a party.

                  3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of NBO is required in connection with the execution, delivery and performance of this Standstill Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the transactions contemplated by this Standstill Agreement.

                  3.05 Common Stock Ownership. As of the date hereof, NBO is not the beneficial owner of any Equity Securities.

                  3.06 Legal Proceedings. There is no action, suit, investigation, audit, arbitration or proceeding before or by any governmental entity pending against, or to the knowledge of NBO, threatened, relating to or affecting NBO or any of its assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Standstill Agreement.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SCHOSTAKS

                  Each Schostak hereby represents and warrants to Fitzpatrick and the Company as follows:

                  4.01 Competence. Each of the Schostaks is legally competent and has the capacity to execute and deliver this Standstill Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

                  4.02 Authority. This Standstill Agreement has been duly and validly executed and delivered by each Schostak and constitutes a legal, valid and binding obligation of such Schostak enforceable against such Schostak in accordance with its terms, except as


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enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.03 No Conflicts. The execution and delivery by each Schostak of this Standstill Agreement do not, and the performance by each Schostak of such Schostak's obligations under this Standstill Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to such Schostak or any of such Schostak's properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require such Schostak to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, plan, permit or license to which such Schostak is a party.

                  4.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any Schostaks is required in connection with the execution, delivery and performance of this Standstill Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the transactions contemplated by this Standstill Agreement.

                  4.05 Common Stock Ownership. As of the date hereof, none of the Schostaks or any other member of the Restricted Group is the beneficial owner of any Equity Securities.

                  4.06 Legal Proceedings. There is no action, suit, investigation, audit, arbitration or proceeding before or by any governmental entity pending against, or to the knowledge of any of the Schostaks, threatened, relating to or affecting any of the Schostaks or any of their assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Standstill Agreement.


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                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF FITZPATRICK

         Fitzpatrick hereby represents and warrants to NBO and the Schostaks as follows:

                  5.01 Competence. Fitzpatrick is legally competent and has the capacity to execute and deliver this Standstill Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

                  5.02 Authority. This Standstill Agreement has been duly and validly executed and delivered by Fitzpatrick and constitutes a legal, valid and binding obligation of Fitzpatrick enforceable against Fitzpatrick in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.03 No Conflicts. The execution and delivery by Fitzpatrick of this Standstill Agreement do not, and the performance by Fitzpatrick of his obligations under this Standstill Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to Fitzpatrick or any of his properties or assets; or

                  (b) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require Fitzpatrick to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any contract, agreement, plan, permit or license to which Fitzpatrick is a party which has not previously been obtained.

                  5.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Fitzpatrick is required in connection with the execution, delivery and performance of this Standstill Agreement or the consummation of the transactions contemplated hereby, other than filings under the Exchange Act in connection with the transactions contemplated by this Standstill Agreement.

                  5.05 Legal Proceedings. There is no action, suit, investigation, audit, arbitration or proceeding before or by any governmental entity pending against, or to Fitzpatrick's knowledge, threatened, relating to or affecting Fitzpatrick or any of his assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Standstill Agreement.

                                       9


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                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to NBO and the Schostaks as follows:

                  6.01 Authority. The execution and delivery by the Company of this Standstill Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the Board of Directors of the Company, no other corporate action on the part of the Company or its stockholders being necessary. The Company has taken all requisite corporate action to authorize Fitzpatrick to purchase the Shares and no further corporate action by the Company is required for the execution and delivery by Fitzpatrick of the Stock Sale Agreement or the performance of his obligations thereunder. This Standstill Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  6.02 No Conflicts. The execution and delivery by the Company of this Standstill Agreement do not, and (i) the performance by the Company of its obligations under this Standstill Agreement and the consummation of the transactions contemplated hereby; and (ii) the performance by Fitzpatrick of his obligations under the Stock Sale Agreement and the consummation of the transactions contemplated thereby will not:


                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of the Company;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or assets; or

                  (c) (i) conflict with or result in a violation or breach of,
(ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of any contract, agreement, plan, permit or license to which the Company is a party which has not previously been obtained.

                  6.03 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution, delivery and performance of this Standstill Agreement, the Stock Sale Agreement or the consummation of the transactions contemplated hereby or thereby, other than filings under the Exchange Act in connection with the transactions contemplated by this Standstill Agreement and the Stock Sale Agreement.

                  6.04 Legal Proceedings. There is no action, suit, investigation, audit, arbitration or proceeding before or by any governmental entity pending against, or to the Company's knowledge, threatened, relating to or affecting the Company or any of its assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Standstill Agreement.


                                   ARTICLE VII

                               GENERAL PROVISIONS

                  7.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Standstill Agreement, each party hereto has the right to rely fully upon the representations and warranties of the others contained in this Standstill Agreement. Except as provided in Section 7.02, the representations, warranties, covenants and agreements of each party hereto contained in this Standstill Agreement will survive the execution and delivery of this Standstill Agreement.

                  7.02 Termination. This Standstill Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and shall cease to be of any further force and effect, upon the earlier of (a) the mutual written agreement of the Schostaks and the Company, or (b) the Termination Date; provided that the provisions contained in Sections 2.04, 2.05, 2.06 and 2.07 shall survive and not be affected by any such termination. Notwithstanding the termination of this Standstill Agreement, nothing contained herein shall relieve any party hereto from liability for breach of any of such party's representations, warranties, covenants or agreements contained in this Standstill Agreement occurring prior to such termination.

                  7.03 Amendment and Waiver. (a) This Standstill Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto provided, however, that Sections 2.01 and
2.02 may be amended, supplemented, modified or waived without the consent of Fitzpatrick and Fitzpatrick shall be deemed to have consented to any such amendment, supplement, modification or waiver, if the Company has consented in writing.

                  (b) Any term or condition of this Standstill Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Standstill Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Standstill Agreement on any future occasion. All remedies, either


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under this Standstill Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  7.04 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to NBO or the Schostaks to:

                  NBO, LLC
                  25800 Northwestern Highway
                  Suite 750
                  Southfield, Michigan 48075
                  Facsimile:  (248) 357-6295
                  Attn:  David W. Schostak

                  with a copy to:

                  Honigman Miller Schwartz and Cohn LLP
                  2290 First National Building
                  Detroit, Michigan 48226
                  Facsimile:  (313) 465-7475
                  Attn:  Lawrence D. McLaughlin, Esq.

                  If to Fitzpatrick to:

                  Daniel B. Fitzpatrick
                  c/o Quality Dining, Inc.
                  4220 Edison Lakes Parkway
                  Mishawaka, Indiana  46545
                  Telephone: (219) 271-4600
                  Fax:  (219) 243-4377

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, New York  10005
                  Facsimile:  (212) 822-5680
                  Attn:  Robert S. Reder, Esq.

                  If to the Company to:

                  Quality Dining, Inc.
                  4220 Edison Lakes Parkway
                  Mishawaka, Indiana  46545
                  Telephone: (219) 271-4600
                  Fax:  (219) 243-4377
                  Attn:  General Counsel


                  with a copy to:

                  Baker and Daniels
                  300 North Meridian Street
                  Suite 2700
                  Indianapolis, In 46203
                  Facsimile:  (317) 237-1000
                  Attn:  James A. Aschleman, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  7.05 Entire Agreement. This Standstill Agreement together with the Stock Sale Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains, the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                  7.06 No Third Party Beneficiary. The terms and provisions of this Standstill Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  7.07 No Assignment; Binding Effect. Neither this Standstill Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Standstill Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                  7.08 Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Standstill Agreement and that any party may, in such party's sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. The parties hereto agree that, in the event that any party to this Standstill Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Standstill Agreement by any other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  7.09 Headings. The headings used in this Standstill Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  7.10 Invalid Provisions. If any provision of this Standstill Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Standstill Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Standstill Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Standstill Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  7.11 Governing Law. This Standstill Agreement has been negotiated and entered into in the State of Indiana and shall be governed by and construed in accordance with the laws of the State of Indiana applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  7.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Indiana in St. Joseph County in any action, suit or proceeding arising in connection with this Standstill Agreement and brought within five (5) years from the date hereof; agrees that any such action, suit or proceeding brought within such period shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein and to the extent permitted by law); and agrees to delivery of service of process in connection with any such action, suit or proceeding brought within such period by any of the methods by which notices may be given pursuant to Section 7.04, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 7.12 and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Indiana other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.
                                       14

                  7.13 Expenses. Each party will pay its own costs and expenses incurred in connection with the negotiation and execution of this Standstill Agreement.

                  7.14 Counterparts. This Standstill Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Standstill Agreement, or caused this Standstill Agreement to be signed by its officer or member thereunto duly authorized, as of the date first above written.


                                   -------------------------------------------
                                   Name: Daniel B. Fitzpatrick, Individually


                                   QUALITY DINING, INC.,
                                   an Indiana corporation

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                        Title:  Executive Vice President

                                   NBO, LLC,
                                   a Michigan limited liability company

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                        Title:  Member

                                   -------------------------------------------
                                   JEROME L. SCHOSTAK

                                   -------------------------------------------
                                   DAVID W. SCHOSTAK

                                   -------------------------------------------
                                   ROBERT I. SCHOSTAK

                                   -------------------------------------------
                                   MARK S. SCHOSTAK





                                       15